UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2011

AGENT155 MEDIA CORP.
(Formerly Freshwater Technologies Inc.)
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53871
(Commission File Number)

98-0508360
(IRS Employer Identification No.)

1555 California Street, Suite 309, Denver, CO, 80202
(Address of principal executive offices and Zip Code)

(646) 770-5518
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to a business development consulting agreement, on October 25, 2011 a total of 4,000,000 shares of restricted common stock were issued by the Company for compensation for  consulting services.

Pursuant to consulting agreements with three consultants, on November 22, 2011, a total of 1,150,000 shares of S-8 free trading common stock were issued by the Company for compensation for their consulting services.

Pursuant to consulting agreements with a consultant, on November 22, 2011, a total of 500,000 shares of S-8 free trading common stock were issued by the Company for compensation for consulting services.

Pursuant to a convertible note of Agent155 Media Corp.(formerly Freshwater Technologies Inc.) dated as of May 18, 2010 for $35,000, the investor converted $10,000 on December 6, 2011 at a conversion price of $0.016 for 625,000 shares of our common stock.

These issuances brought the total number of issued and outstanding shares of the company to 124,373,612.

These issuances of our shares were made pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Act”), provided by Section 4(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENT155 MEDIA CORP.
(Formerly FRESHWATER TECHNOLOGIES, INC.)

Christopher J. Martinez
President, CEO, CFO, Secretary, Treasurer and Director

Date: December 9, 2011